Exhibit 99.1

FOR IMMEDIATE RELEASE

PETROHAWK AND KCS PROVIDE MERGER UPDATE

Companies Clear Regulatory Hurdle, Increase Hedge Position

and Look Forward to July 12, 2006 Stockholders’ Meetings

HOUSTON, June 22, 2006— Petrohawk Energy Corporation (NASDAQ: HAWK) (“Petrohawk”) and KCS Energy, Inc. (NYSE:KCS) (“KCS”) today announced the June 19, 2006 expiration of the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the previously announced proposed merger of Petrohawk and KCS.  The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to the merger. Consummation of the merger remains subject to other customary closing conditions, including approval of the merger by the stockholders of both companies. Proxy statements were mailed to stockholders on June 5, 2006 in advance of stockholders’ meetings to be held by both Petrohawk and KCS on July 12, 2006.

In addition, Petrohawk announced that over approximately 75% in principal amount as of 5:00 p.m. EDT, of its outstanding 9 7/8% Senior Notes due 2011 have been tendered along with related consents in connection with its cash tender offer to purchase any and all of the outstanding $124,490,000 aggregate principal amount of its Notes. The tender offer and consent solicitation are being made pursuant to the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement from Petrohawk dated June 8, 2006, as amended earlier this week, and a consent and letter of transmittal, which have more details including a description of the terms of the tender offer and consent solicitation. The tender offer is scheduled to expire at 5:00 pm EDT on July 10, 2006, unless extended. The consent date is today, June 22, 2006. Holders must tender their Notes and deliver their consents by 5:00 p.m. EDT, unless extended by Petrohawk, to qualify for payment of total consideration for the Notes, which includes the consent payment.

Petrohawk also announced today that it has entered into derivative contracts covering 20,000 MMbtu/day of production for calendar year 2007. The contracts are in the form of costless collars with an average floor price of $7.50/MMbtu and an average ceiling price of $12.87/MMbtu. KCS announced that it has entered into costless collars covering 13,740 MMbtu/day of production for calendar year 2007 with an average floor price of $7.45/MMbtu and an average ceiling price of $12.89/MMbtu. Petrohawk and KCS currently plan to continue to periodically put additional hedges in place in order to reach a desired hedging level for the combined companies of approximately 50% of anticipated production for 2007.

Petrohawk and KCS also indicated they have received inquiries regarding whether their proposed merger will constitute a change of control with respect to the indenture governing the KCS 7 1/8% Senior Notes due 2012, entitling the holders to put them to the issuer at 101%. After reviewing the substance of these inquiries, Petrohawk and KCS, after consultation with counsel, continue to believe there will be no such change of control, as supported by the calculation of the number of Petrohawk common shares expected to be issued to KCS stockholders in the merger and other relevant factors.

Petrohawk and KCS announced their proposed merger on April 21, 2006, which, upon closing, will have the effect of creating a leading onshore oil and gas producer with an enterprise value of approximately $3.5 billion. On a pro forma basis, the Company will have approximately one trillion cubic feet of natural gas equivalents (Tcfe) of proved reserves with current production of approximately 300 MMcfe/day, of which approximately 68% would be classified as proved developed and approximately 77% would be natural gas, and approximately 3 Tcfe of non-proved reserve potential in its inventory.

This press release does not constitute an offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and related consent and letter of transmittal. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offer shall be deemed made on behalf of Petrohawk by Credit Suisse or one or more registered brokers or dealers under the laws of such jurisdiction.

Petrohawk Energy Corporation is an independent oil and gas company engaged in the acquisition, development, production and exploration of natural oil and gas properties located in North America. Petrohawk’s properties are concentrated in the East Texas/North Louisiana, Gulf Coast, South Texas, Permian Basin, Anadarko and Arkoma regions.

KCS is an independent oil and gas company engaged in the acquisition, exploration, development and production of natural gas and oil properties primarily located in the Mid-Continent and onshore Gulf Coast regions of the United States. KCS also has interests in producing properties in Michigan, California, Wyoming and offshore Gulf of Mexico.

For more information please refer to Petrohawk’s and/or KCS’s websites or contact:

For Petrohawk:

Shane M. Bayless (832) 204-2727 sbayless@petrohawk.com	or	Joan Dunlap (832) 204-2737 jdunlap@petrohawk.com

For KCS Energy:

Jim Christmas
(713) 877-8006

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk and KCS that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that Petrohawk and KCS expect, believe or anticipate will or may occur in the future are forward-looking statements. These often, but not always, are identified by using words such as "expects", "anticipates", "plans", "estimates", “potential”, “possible”, “probable”, or "intends", or stating that certain actions, events or results "may", "will", “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to the possibility that the companies may be unable to obtain stockholder or other approvals required for the merger Additional information on risks and other factors which could affect either companies’ operations or financial results are included in the companies’ other reports on file with the United States Securities and Exchange Commission. Forward-looking statements are based on the estimates and opinions of both companies’ management at the time the statements are made. Neither Petrohawk nor KCS assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Additional Information About the Transaction and Where to Find It:

Petrohawk has filed a registration statement on Form S-4 (Registration Number 333-134235) with the SEC that contains a prospectus and a joint proxy statement regarding the proposed transaction. Investors and security holders of Petrohawk and KCS are urged to read the definitive joint proxy statement/prospectus and any other relevant materials filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Petrohawk, KCS and the proposed transaction. Investors and security holders may obtain these documents free of charge at the SEC's website at www.sec.gov. In addition, materials filed with the SEC by Petrohawk may be obtained free of charge from Petrohawk's website at www.petrohawk.com. Materials filed with the SEC by KCS may be obtained free of charge from KCS's website at www.kcsenergy.com.

Petrohawk, KCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Petrohawk and KCS in favor of the proposed transaction. Information about the executive officers and directors of Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the proposed transaction are set forth in the joint proxy statement/prospectus relating to the proposed transaction.  Information about the executive officers and directors of KCS and Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the proposed transaction are set forth in the joint proxy statement/prospectus relating to the proposed transaction.

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